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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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     Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          RIBI IMMUNOCHEM RESEARCH, INC
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                     [LOGO]

Dear Stockholder:

The enclosed documents include a proxy statement/prospectus describing the proposed merger of Ribi with and into Corixa Corporation and your proxy for voting on the merger. If you vote for the merger, your shares of Ribi common stock will be exchanged for shares of Corixa common stock according to the details supplied in the enclosed documents.

The Ribi Board of Directors has unanimously approved and recommends that you vote in favor of, the proposed merger. As explained in more detail in the proxy statement/prospectus, the Board's reasons for this approval and recommendation include the following, among others:

        o Ribi's adjuvant expertise and Corixa's antigen expertise, when combined, will allow more rapid discovery, development and manufacture of novel vaccines.

        o Ribi and Corixa share a major corporate partner, which means that existing licenses of the combined company's products may be synergistic rather than potentially competitive.

        o The geographic locations of the two companies may increase the potential synergism of the merger. Corixa's presence in Seattle allows it to benefit from its proximity to academic institutions and world class health care facilities, while Ribi's location in Montana allows growth of development and manufacturing facilities.

        o The combined company may have a significantly increased market capitalization, potentially allowing easier access to financing.

        o As a condition to the merger, Ribi will retire the Series A preferred stock held by Rose Glen Capital Management (RGC), thus eliminating the possibility of further potential dilution associated with the RGC investment instrument.

        o The combined company will assume all of Ribi's current liabilities.

These benefits and others are more fully discussed beginning on page 61 of the proxy statement/prospectus.

Among the other risks associated with the merger, failure to approve the merger could lead to a decline in the trading price of Ribi's common stock. If Ribi's stock price were to fall below $1.00 per share, Nasdaq may delist Ribi's common stock, which could trigger redemption of the RGC investment. These and other risks of the merger and Ribi's business are discussed more fully beginning on page 32 of the proxy statement/prospectus.

In summary, for the reasons set forth above and in the proxy statement/prospectus, the Ribi Board of Directors recommends that you vote in favor of the proposed merger. Please vote, as failure to vote is the same as voting no.

If we can provide any further information on this matter, please do not hesitate to call. You may call Robert E. Ivy at 406-363-6214.

                                   Sincerely,



                                   /s/ ROBERT E. IVY


                                   Robert E. Ivy
                                   Chairman of the Board
                                   President and Chief Executive Officer